Product Supplement No. LIRN-1	Filed Pursuant to Rule 424(b)(3) File Number 333-169119
(To Prospectus dated August 31, 2010
and Series A Prospectus Supplement dated August 31, 2010)
September 22, 2010

Leveraged Index Return Notes® “LIRNs®”

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LIRNs are unsecured senior notes issued by Barclays Bank PLC. LIRNs are not principal protected. Payment of the Redemption Amount (as defined below) at maturity is subject to our credit risk. We will not pay interest on LIRNs.

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This product supplement describes the general terms of LIRNs and the general manner in which they may be offered and sold. For each offering of LIRNs, we will provide you with a pricing supplement (which we may refer to as a “term sheet”) that will describe the specific terms of that offering. The term sheet will identify any additions or changes to the terms specified in this product supplement.

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The term sheet will also identify the underlying “Market Measure,” which may be one or more equity-based or commodity-based indices, commodities, equity securities, or other assets, any other statistical measure of economic or financial performance, including, but not limited to, any currency, currency index, consumer price index, interest rate, or any combination of the foregoing. We also may describe the Market Measure in an additional supplement to the prospectus, which we refer to as an “index supplement.”

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At maturity, you will receive a cash payment per unit (the “Redemption Amount”) based upon the direction of and percentage change in the value of the applicable Market Measure from the Starting Value to the Ending Value (each as defined below), calculated as described in this product supplement. If specified in the applicable term sheet, your LIRNs may be “Capped LIRNs,” in which case the Redemption Amount will not exceed a specified cap (the “Capped Value”). If specified in the applicable term sheet, your LIRNs may be “Bear LIRNs,” which will pay a Redemption Amount in excess of their Original Offering Price (as defined below) if the value of the Market Measure decreases from the Starting Value to the Ending Value, and which pay a Redemption Amount less than their Original Offering Price if the value of the Market Measure increases above the Threshold Value (as defined below). Bear LIRNs will not be subject to any Capped Value. Except where otherwise specifically provided in this product supplement, all references in this product supplement to “LIRNs” will be deemed to include a reference to Capped LIRNs and Bear LIRNs.

•	In the case of LIRNs, unless the applicable term sheet provides otherwise:

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If the Ending Value is greater than the Starting Value, then you will receive at maturity a Redemption Amount per LIRN equal to the Original Offering Price plus the product of (i) the Original Offering Price, (ii) the Participation Rate (as defined below), and (iii) the percentage increase of the Market Measure from the Starting Value to the Ending Value, provided that in the case of Capped LIRNs, the Redemption Amount will not exceed the Capped Value.

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If the Ending Value is equal to or less than the Starting Value but is equal to or greater than a value that reflects a specified percentage of the Starting Value (the “Threshold Value”), then you will receive at maturity a Redemption Amount per LIRN equal to the Original Offering Price.

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If the Ending Value is less than the Threshold Value, then you will receive at maturity a Redemption Amount per LIRN equal to the Original Offering Price minus the product of (i) the Original Offering Price, (ii) the percentage decrease of the Market Measure in excess of the Threshold Value, and (iii) the Downside Leverage Factor (as defined below).

•	In the case of Bear LIRNs, unless the applicable term sheet provides otherwise:

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If the Ending Value is less than the Starting Value, then you will receive at maturity a Redemption Amount per Bear LIRN equal to the Original Offering Price plus the product of (i) the Original Offering Price, (ii) the Participation Rate, and (iii) the percentage decrease of the Market Measure from the Starting Value to the Ending Value.

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If the Ending Value is equal to or greater than the Starting Value but is equal to or less than the Threshold Value, then you will receive at maturity a Redemption Amount per Bear LIRN equal to the Original Offering Price.

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If the Ending Value is greater than the Threshold Value, then you will receive at maturity a Redemption Amount per Bear LIRN equal to the Original Offering Price minus the product of (i) the Original Offering Price, (ii) the percentage increase of the Market Measure in excess of the Threshold Value, and (iii) the Upside Leverage Factor (as defined below).

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LIRNs will be issued in denominations of whole units. Each unit will have a public offering price as set forth in the applicable term sheet (the “Original Offering Price”). We may set the Threshold Value, the Downside Leverage Factor, the Upside Leverage Factor, the Participation Rate and/or the Capped Value, if applicable, on the pricing date of the LIRNs, which will be the date the LIRNs are priced for initial sale to the public. The term sheet may also set forth a minimum number of units that you must purchase.

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If provided for in the applicable term sheet, we may apply to have your LIRNs listed on a securities exchange or quotation system. If approval of such an application is granted, your LIRNs will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your LIRNs will be listed or, if listed, will remain listed for the entire term of your LIRNs.

•	Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and one or more of its affiliates may act as our agents to offer LIRNs.

LIRNs are unsecured and are not deposit liabilities of Barclays Bank PLC. LIRNs are not insured by the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency of the United States, the United Kingdom, or any other jurisdiction. Potential purchasers of LIRNs should consider the information in “Risk Factors” beginning on page S-10. You may lose some or all of your investment in LIRNs.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

“Leveraged Index Return Notes®” and LIRNs® are registered service marks of Bank of America Corporation, the parent corporation of MLPF&S.

SUMMARY

This product supplement relates only to LIRNs and does not relate to any underlying asset that comprises the Market Measure described in any term sheet. This summary includes questions and answers that highlight selected information from the prospectus, prospectus supplement, and this product supplement to help you understand LIRNs. You should read carefully the entire prospectus, prospectus supplement, and product supplement, together with the applicable term sheet and any applicable index supplement, to understand fully the terms of your LIRNs, as well as the tax and other considerations important to you in making a decision about whether to invest in any LIRNs. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in LIRNs, to determine whether an investment in LIRNs is appropriate for you. If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any term sheet or index supplement is inconsistent with this product supplement, that term sheet or index supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus.

In light of the complexity of the transactions described in this product supplement, you are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any LIRNs.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement, and prospectus, as well as the applicable term sheet and any index supplement. You should rely only on the information contained in those documents. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any agent is making an offer to sell LIRNs in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement, the prospectus supplement, and prospectus, together with the term sheet and any index supplement, is accurate only as of the date on their respective front covers.

Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to Barclays Bank PLC.

What are LIRNs?

LIRNs are senior debt securities issued by Barclays Bank PLC, and are not guaranteed or insured by the FDIC or secured by collateral. LIRNs will rank equally with all of our other unsecured senior indebtedness from time to time outstanding, and any payments due on LIRNs, including any repayment of principal, will be subject to our credit risk. Each series of LIRNs will mature on the date set forth in the applicable term sheet. We cannot redeem LIRNs at any earlier date. We will not make any payments on LIRNs until maturity. LIRNs are not principal protected.

LIRNs are designed for investors who are seeking exposure to a specific Market Measure, and who anticipate that the value of the Market Measure will increase (or, in the case of Bear LIRNs, decrease) over the term of LIRNs. The applicable term sheet may provide that your LIRNs are Capped LIRNs, which are subject to a Capped Value. Capped LIRNs are designed for investors who anticipate that such increase will be moderate and who are willing to accept a return that will not exceed the return represented by the Capped Value. Investors in LIRNs must be willing to forgo interest payments on their investment, such as fixed or floating interest rates paid on conventional non-callable debt securities, and bear the risk of loss of all or substantially all of their investment.

Are LIRNs equity or debt securities?

LIRNs are our senior debt securities and are not secured by collateral. However, LIRNs will differ from traditional debt securities in that their return is linked to the performance of the underlying Market Measure, and they are not principal protected. In addition, you will not receive interest payments. At maturity, instead of receiving the Original Offering Price of your LIRNs, you may receive an amount that is greater than or less than the Original Offering Price, depending upon the performance of the Market Measure over the term of the LIRNs. We describe below how this amount at maturity is determined. Any payment to be made on the LIRNs depends on our ability to satisfy our obligations as they come due and is not guaranteed by any third party. In the event that we were to default on our obligations, you may not receive any amounts owed to you under the terms of your LIRNs.

Is it possible for you to lose some or all of your investment in LIRNs?

Yes. You will receive at maturity a Redemption Amount that is less than the Original Offering Price of your LIRNs if:

•	the Ending Value is less than the Threshold Value; or

•	in the case of Bear LIRNs, the Ending Value is greater than the Threshold Value.

In each case, the Redemption Amount you will receive at maturity per LIRN will be equal to the Original Offering Price minus the product of (i) the Original Offering Price, (ii) the percentage decrease (or, in the case of Bear LIRNs, increase) of the Market Measure in excess of the Threshold Value, and (iii) the Downside Leverage Factor (or, in the case of Bear LIRNs, the Upside Leverage Factor). In no event will the Redemption Amount be less than zero.

The “Downside Leverage Factor” (or, in the case of Bear LIRNs, the “Upside Leverage Factor”) represents the extent to which the downside performance of the LIRNs is affected by the downside performance (or, in the case of Bear LIRNs, the upside performance) of the Market Measure beyond the Threshold Value, and will be set forth in the applicable term sheet. The Downside Leverage Factor (or, in the case of Bear LIRNs, the Upside Leverage Factor) may equal 100%, in which case the downside (or, in the case of Bear LIRNs, the upside) will be unleveraged. Depending on the Downside Leverage Factor (or, in the case of Bear LIRNs, the Upside Leverage Factor), you may lose all or a substantial portion of the amount that you invested to purchase LIRNs; however, in no event will you lose more than your initial investment. You should carefully review the applicable term sheet to determine the extent to which your principal is at risk. Further, if you sell your LIRNs prior to maturity, you may find that the market value per LIRN is less than the Original Offering Price.

Any payment to be made on the LIRNs, including payment of any amounts due at maturity, depends on our ability to satisfy our obligations as they come due and is not guaranteed by any third party. In the event that we were to default on our obligations, you may not receive any amounts owed to you under the terms of your LIRNs.

What is the Market Measure?

The Market Measure may consist of one or more of the following:

•	U.S. broad-based equity indices;

•	U.S. sector or style-based equity indices;

•	non-U.S. or global equity indices;

•	commodity-based indices;

•	the value of one or more commodities, equity securities, or other assets;

•	any other statistical measure of U.S. or non-U.S. economic or financial performance, including, but not limited to, any currency or currency index, consumer price index, or interest rate; or

•	any combination of any of the above.

The Market Measure may consist of a group, or “Basket,” of the foregoing. We refer to each component included in any Basket as a “Basket Component.” If the Market Measure to which your LIRNs are linked is a Basket, the Basket Components will be set forth in the applicable term sheet.

The applicable term sheet or index supplement will set forth information as to the specific Market Measure, including information as to the historical values of the Market Measure. However, historical values of the Market Measure are not indicative of the future performance of the Market Measure or the performance of your LIRNs.

How will the Redemption Amount be calculated?

At maturity, subject to our credit risk as issuer of LIRNs, and unless the applicable term sheet provides otherwise, you will receive the Redemption Amount per unit of LIRNs that you hold, denominated in U.S. dollars. In no event will the Redemption Amount be less than zero. The Redemption Amount will be calculated as follows:

•	If the Ending Value is greater than the Starting Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price × Participation Rate ×	[	Ending Value – Starting Value Starting Value	]	)

If provided for in the applicable term sheet, your LIRNs may be Capped LIRNs, in which case, the Redemption Amount will not exceed a “Capped Value” determined on the pricing date and set forth in the applicable term sheet.

•	If the Ending Value is equal to or less than the Starting Value but is equal to or greater than the Threshold Value, then the Redemption Amount will equal the Original Offering Price.

•	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price –	(	Original Offering Price ×	[	Threshold Value – Ending Value Starting Value	]	× Downside Leverage Factor	)

In the case of Bear LIRNs, the Redemption Amount will be calculated as follows:

•	If the Ending Value is less than the Starting Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price × Participation Rate ×	[	Starting Value – Ending Value Starting Value	]	)

•	If the Ending Value is equal to or greater than the Starting Value but is equal to or less than the Threshold Value, then the Redemption Amount will equal the Original Offering Price.

•	If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price –	(	Original Offering Price ×	[	Ending Value – Threshold Value Starting Value	]	× Upside Leverage Factor	)

The “Threshold Value” is a value of the Market Measure that reflects a specified percentage of the Starting Value, and will be less than or equal to 100% in the case of LIRNs and greater than or equal to 100% in the case of Bear LIRNs. The Threshold Value will be determined on the pricing date and set forth in the applicable term sheet. The Redemption Amount per LIRN will be less than the Original Offering Price if the Ending Value is less than (or, in the case of Bear LIRNs, greater than) the Threshold Value. As a result, if the Threshold Value is equal to 100% of the Starting Value, then the Redemption Amount for LIRNs will be less than the Original Offering Price if there is any decrease (or, in the case of Bear LIRNs, any increase) in the value of the Market Measure from the Starting Value to the Ending Value.

The “Participation Rate” represents the extent to which the upside performance of the LIRNs is affected by the upside performance (or, in the case of Bear LIRNs, the downside performance) of the Market Measure. The Participation Rate may be less than, equal to, or greater than 100%. The Participation Rate applicable to your LIRNs will be set forth in the applicable term sheet. If the applicable term sheet specifies that the Participation Rate is 100%, your participation in any upside performance of the Market Measure (or, in the case of Bear LIRNs, the downside performance) will not be leveraged.

How will the Starting Value and the Ending Value be determined?

Unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the closing value of the Market Measure on the pricing date, as determined by the calculation agent (as defined below). However, if the Market Measure is linked to one or more commodities or commodity indices, and a Market Disruption Event (as defined below) occurs on the pricing date, then the calculation agent will establish the Starting Value as set forth in the section “Description of LIRNs—Market Disruption Events—Commodity-Based Market Measures.”

If the Market Measure consists of a Basket, the “Starting Value” will be equal to 100. We will assign each Basket Component a weighting (the “Initial Component Weight”) so that each Basket Component represents a percentage of the Starting Value on the pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet. See “Description of LIRNs—Basket Market Measures.”

Unless otherwise specified in the applicable term sheet, the “Ending Value” will equal:

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as to an equity-based Market Measure, unless otherwise specified in the applicable term sheet, the average of the closing values of the Market Measure on each of a certain number of calculation days during the Maturity Valuation Period (each as defined below); and

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as to a commodity-based Market Measure, unless otherwise specified in the applicable term sheet, the closing value of the Market Measure on a specific calculation day that will be set forth in the applicable term sheet.

In the event that a Market Disruption Event occurs and is continuing on a calculation day, or if certain other events occur, the calculation agent will determine the Ending Value as set forth in the section “Description of LIRNs—The Starting Value and the Ending Value.”

A “calculation day” means any Market Measure Business Day (as defined below) during the Maturity Valuation Period on which a Market Disruption Event has not occurred.

The “Maturity Valuation Period” means the period shortly before the maturity date, the timing and length of which will be set forth in the applicable term sheet.

Unless otherwise specified in the applicable term sheet, a “Market Measure Business Day” means a day on which (1) the New York Stock Exchange (the “NYSE”) and The NASDAQ Stock Market (“NASDAQ”), or their successors, are open for trading and (2) the Market Measure or any successor thereto is calculated and published.

If the Market Measure is not equity-based or commodity-based, or is a combination of the two, the applicable term sheet or index supplement will set forth the manner by which the Starting Value and the Ending Value will be determined.

Is the return on LIRNs limited in any way?

If your LIRNs are Capped LIRNs, the applicable term sheet will specify a Capped Value. Each Capped LIRN will pay a Redemption Amount at maturity that will not exceed the Capped Value, and your investment return, if any, will be limited to the return represented by the Capped Value.

For example, if the Participation Rate is 200% for Capped LIRNs, you will only receive the full benefit of two times the upside potential of the underlying Market Measure if the value of the Market Measure increases, but you will not receive any benefit for any increases in the Market Measure beyond 50% of the return represented by the Capped Value specified in the applicable term sheet.

Each term sheet will set forth examples of hypothetical Ending Values and Threshold Values, and the impact of the Participation Rate, the Capped Value, if applicable, and the Downside Leverage Factor (or, in the case of Bear LIRNs, the Upside Leverage Factor).

Who will determine the Redemption Amount?

The calculation agent will make all calculations associated with the LIRNs, such as determining the Starting Value, the Ending Value, and the Redemption Amount. We may act as the calculation agent, or we may appoint MLPF&S or one of its affiliates to act as the calculation agent for the LIRNs. Alternatively, we and MLPF&S or one of its affiliates may act as joint calculation agents for the LIRNs. When we refer to a “calculation agent” in this product supplement or in any term sheet, we are referring to the applicable calculation agent or joint calculation agents, as the case may be. See the section entitled “Description of LIRNs—Role of the Calculation Agent.”

Will you have an ownership interest in the securities, commodities, or other assets that are represented by the Market Measure?

No. An investment in LIRNs does not entitle you to any ownership interest, including any voting rights, dividends paid, interest payments, or other distributions, in the securities of any of the companies included in an equity-based Market Measure, or in any futures contract for a commodity included in a commodity-based Market Measure. If the Market Measure is not equity-based or commodity-based, you similarly will not have any right to receive the relevant asset underlying the Market Measure. LIRNs will be payable only in U.S. dollars.

Who are the agents for LIRNs?

MLPF&S and one or more of its affiliates will act as our agents in connection with each offering of LIRNs and will receive an underwriting discount based on the number of units of LIRNs sold. None of the agents is your fiduciary or advisor, and you should not rely upon any communication from it in connection with LIRNs as investment advice or a recommendation to purchase LIRNs. You should make your own investment decision regarding LIRNs after consulting with your legal, tax, and other advisors.

How are LIRNs being offered?

We have registered LIRNs with the SEC in the United States. However, we will not register LIRNs for public distribution in any jurisdiction other than the United States. The agents may solicit offers to purchase LIRNs from non-U.S. investors only in reliance on available private placement exemptions. See also the section entitled “Plan of Distribution” in the prospectus supplement.

Will LIRNs be listed on an exchange?

If provided for in the applicable term sheet, we will apply to have your LIRNs listed on a securities exchange or quotation system. If approval of such an application is granted, your LIRNs will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your LIRNs will be listed or, if listed, will remain listed for the entire term of your LIRNs.

Can the maturity date be postponed if a Market Disruption Event occurs?

No. See the section entitled “Description of LIRNs—Market Disruption Events.”

Does ERISA impose any limitations on purchases of LIRNs?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of LIRNs unless that plan or entity has determined that its purchase, holding, or disposition of LIRNs will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing LIRNs will be deemed to be representing that it has made that determination, or that a prohibited transaction class exemption (“PTCE”) or other statutory or administrative exemption exists and can be relied upon by that plan or entity. See the section entitled “ERISA Considerations.”

Are there any risks associated with your investment?

Yes. An investment in LIRNs is subject to risks. LIRNs are not principal protected. Please refer to the section entitled “Risk Factors” beginning on the following page of this product supplement and page S-5 of the prospectus supplement. If the applicable term sheet or index supplement sets forth any additional risk factors, you should read those carefully before purchasing any LIRNs.

RISK FACTORS

Your investment in LIRNs entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase LIRNs should be made only after carefully considering the risks of an investment in LIRNs, including those discussed below, with your advisors in light of your particular circumstances. LIRNs are not an appropriate investment for you if you are not knowledgeable about significant elements of LIRNs or financial matters in general.

General Risks Relating to LIRNs

Your investment may result in a loss; there is no guaranteed return of principal. LIRNs are not principal protected. In addition, LIRNs do not pay interest. There is no fixed repayment amount of principal on LIRNs at maturity. If the Ending Value is less than the Threshold Value (or, in the case of Bear LIRNs, greater than the Threshold Value), then the Redemption Amount will be an amount in cash that reflects the change of the Market Measure in excess of the Threshold Value, as adjusted by the Downside Leverage Factor (or, in the case of Bear LIRNs, the Upside Leverage Factor), and it will be less than the Original Offering Price of your LIRNs. As a result, depending on the performance of the Market Measure, you may lose all or a substantial portion of your investment. You should carefully review the applicable term sheet to determine the extent to which your principal is at risk, and whether an investment in LIRNs is appropriate in light of the amount of your investment that you are prepared to place at risk.

Your yield may be less than the yield on a conventional debt security of comparable maturity. There will be no periodic interest payments on LIRNs as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. Any yield that you receive on LIRNs, which could be negative, may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in LIRNs may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

Your return on Capped LIRNs, if any, may be limited to the return represented by the Capped Value. Any positive return on LIRNs is based on the increase (or, in the case of Bear LIRNs, decrease) in the Market Measure. However, the applicable term sheet may provide that your LIRNs are Capped LIRNs, in which case you will not receive a Redemption Amount that is greater than the Capped Value. In other words, your opportunity to participate in possible increases in the value of the Market Measure through an investment in the Capped LIRNs will be limited to the return represented by the Capped Value that may be set forth in the applicable term sheet.

Your investment return may be less than a comparable investment directly in the Market Measure, or the components included in the Market Measure. The applicable term sheet may provide that your LIRNs are Capped LIRNs, in which case, the appreciation potential of Capped LIRNs is limited to the return represented by the applicable Capped Value. In contrast, a direct investment in the Market Measure or the components of the Market Measure would allow you to receive the full benefit of any appreciation in the value of the Market Measure or those components. Similarly, in the case of Bear LIRNs, a strategy such as a short sale could allow you to receive the full benefit of any depreciation in the value of the Market Measure or those components.

Your return on the LIRNs, if any, will not reflect the return you would realize if you actually owned those securities or commodities underlying the Market Measure and received the dividends paid or distributions made on them because, unless otherwise set forth in the applicable term sheet, the Ending Value will be calculated without taking into consideration the value of dividends paid or distributions made on those underlying components, or any other rights with respect to the components of the Market Measure.

In addition, in certain instances, the Market Measure may consist of or include one or more equity indices that are traded in a non-U.S. currency, such as the euro or the Japanese yen. In such instances, if the value of that currency increases against the U.S. dollar during the term of your LIRNs, you may not obtain the benefit of that increase, which you would have received if you had owned the securities included in the applicable index or indices. In the case of Bear LIRNs, you may not receive the benefit of any decreases in the value of the applicable currency.

Payments on LIRNs are subject to our credit risk, and changes in our credit ratings are expected to affect the value of LIRNs. LIRNs are our senior unsecured debt securities. As a result, your receipt of the Redemption Amount at maturity is dependent upon our ability to repay our obligations on the maturity date. This will be the case even if the value of the Market Measure increases (or, in the case of Bear LIRNs, decreases) after the pricing date. No assurance can be given as to what our financial condition will be on the maturity date.

In addition, our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, our perceived creditworthiness and actual or anticipated decreases in our credit ratings prior to the maturity date may adversely affect the market value of LIRNs. However, because your return on LIRNs depends upon factors in addition to our ability to pay our obligations, such as the value of the applicable Market Measure, an improvement in our credit ratings will not reduce the other investment risks related to LIRNs.

You must rely on your own evaluation of the merits of an investment linked to the applicable Market Measure. In the ordinary course of their businesses, we, the agents, and our respective affiliates may have expressed views on expected movements in a Market Measure or the components of a Market Measure, and may do so in the future. These views or reports may be communicated to our clients and clients of these entities. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to a Market Measure may at any time have significantly different views from our views and the views of these entities. For these reasons, you are encouraged to derive information concerning a Market Measure or its components from multiple sources, and you should not rely on our views or the views expressed by these entities.

The costs of developing, hedging, and distributing LIRNs are reflected in the initial purchase price, and will not be reflected in secondary market prices. In determining the economic terms of LIRNs, and consequently the potential return on LIRNs to you, a number of factors are taken into account. Among these factors are certain costs associated with creating, hedging, and offering LIRNs. In structuring the economic terms of LIRNs, we seek to provide you with what we believe to be commercially reasonable terms and to provide MLPF&S or any other applicable agent with compensation for its services in developing the securities. The price, if any, at which you could sell your LIRNs in a secondary market transaction is expected to be affected by the factors that we considered in setting the economic terms of LIRNs, namely the underwriting discounts paid in respect of LIRNs and other costs associated with LIRNs, and compensation for developing and hedging LIRNs. The quoted price of any agent or broker dealer, or the listed price in the case of listed LIRNs, could be higher or lower than the Original Offering Price.

Assuming there is no change in the value of the applicable Market Measure and no change in market conditions or any other relevant factors, the price, if any, at which MLPF&S or another purchaser might be willing to purchase your LIRNs in a secondary market transaction is expected to be lower than the Original Offering Price. This is due to, among other things, the fact that the Original Offering Price includes, and secondary market prices are likely to exclude, the underwriting discounts paid with respect to, and the development and hedging costs associated with, LIRNs.

We cannot assure you that a trading market for your LIRNs will ever develop or be maintained. Unless otherwise set forth in the applicable term sheet, we will not list LIRNs on any securities exchange. Even if an application were made to list your LIRNs, we cannot assure you that the application will be approved or that your LIRNs will be listed and, if listed, that they will remain listed for the entire term of LIRNs. We cannot predict how LIRNs will trade in any secondary market, or whether that market will be liquid or illiquid. You should be aware that the listing of LIRNs on any securities exchange will not necessarily ensure that a trading market will develop for LIRNs, and if a trading market does develop, that there will be liquidity in the trading market.

The development of a trading market for LIRNs will depend on our financial performance and other factors, including changes in the value of the Market Measure. The number of potential buyers of your LIRNs in any secondary market may be limited. We anticipate that one or more of the agents will act as a market-maker for LIRNs that it offers, but none of them is required to do so. Any such agent may discontinue its market-making activities as to any series of LIRNs at any time. To the extent that an agent engages in any market-making activities, it may bid for or offer any series of LIRNs. Any price at which an agent may bid for, offer, purchase, or sell any LIRNs may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or completed transactions may affect the prices, if any, at which those LIRNs might otherwise trade in the market.

In addition, if at any time the applicable agent were to cease acting as a market-maker as to any series of LIRNs, it is likely that there would be significantly less liquidity in a secondary market. In such a case, the price at which those LIRNs could be sold likely would be lower than if an active market existed.

The Redemption Amount will not be affected by all developments relating to the Market Measure. Changes in the value of the Market Measure during the term of LIRNs before the applicable Maturity Valuation Period or the applicable calculation day will not be reflected in the calculation of the Redemption Amount. The calculation agent will calculate the Redemption Amount by comparing only the Starting Value to the Ending Value or the Threshold Value, as applicable. No other values of the Market Measure will be taken into account. As a result, you may receive a Redemption Amount that is less than the Original Offering Price of your LIRNs, even if the value of the Market Measure has increased (or, in the case of Bear LIRNs, decreased) at certain times during their term before decreasing to a value below the Threshold Value (or, in the case of Bear LIRNs, increasing to a value that is greater than the Threshold Value) during the Maturity Valuation Period or on the applicable calculation day.

If the Market Measure to which your LIRNs are linked is a Basket, changes in the value of one or more of the Basket Components may be offset by changes in the value of one or more of the other Basket Components. The Market Measure of your LIRNs may consist of a Basket. In such a case, a change in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components. The values of one or more Basket Components may increase, while the values of one or more of the other Basket Components may not increase as much, or may even decrease. The opposite changes may occur in the case of Bear LIRNs. Therefore, in calculating the Market Measure as of any time, increases (or in the case of Bear LIRNs, decreases) in the value of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases (or in the case of Bear LIRNs, lesser decreases or increases) in the values of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, changes in the values of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your LIRNs.

The respective publishers of the Market Measures may adjust such Market Measures or any component of a Market Measure in a way that affects its value, and these respective publishers have no obligation to consider your interests. The publishers of each Market Measure (each, a “Market Measure Publisher”) can add, delete, or substitute the components included in a Market Measure or make other methodological changes that could change the value of that Market Measure. You should realize that the changing of companies, commodities, or other components included in a Market Measure may affect that Market Measure, as a newly added component may perform significantly better or worse than the component it replaces. Additionally, a Market Measure Publisher may alter, discontinue, or suspend calculation or dissemination of its Market Measure. Any of these actions could adversely affect the value of your LIRNs. The Market Measure Publishers will have no obligation to consider your interests in calculating or revising the Market Measure.

Exchange rate movements may impact the value of LIRNs. LIRNs will be denominated in U.S. dollars. If the value of any Market Measure component is traded in a currency other than U.S. dollars and, for purposes of the Market Measure, is converted into U.S. dollars or another currency, then the Redemption Amount may depend in part on the relevant exchange rates. If the value of the U.S. dollar increases (or, in the case of Bear LIRNs, decreases) against the currencies of the Market Measure or its components, the value of the Market Measure or its components may be adversely affected and the Redemption Amount may be reduced. Unless otherwise stated in the applicable term sheet, the Redemption Amount will not be adjusted as a result of changes in the applicable exchange rates between those currencies and the U.S. dollar. Exchange rate movements may be particularly impacted by existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the countries relevant to the Market Measure and its components and the United States. All of these factors are in turn sensitive to the monetary, fiscal, and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.

If you attempt to sell LIRNs prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than their Original Offering Price. Unlike savings accounts, certificates of deposit, and other similar investment products, you have no right to have your LIRNs redeemed prior to maturity. If you wish to liquidate your investment in LIRNs prior to maturity, your only option would be to sell them. At that time, there may be an illiquid market for your LIRNs or no market at all. Even if you were able to sell your LIRNs, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of LIRNs from a change in a specific factor, assuming all other conditions remain constant.

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Value of the Market Measure. Because the Redemption Amount is tied to the Ending Value, determined by reference to the values of the Market Measure during the Maturity Valuation Period or on the applicable calculation day, we anticipate that the market value of LIRNs at any time generally will depend to a significant extent on the value of the Market Measure. The value of the Market Measure will be influenced by complex and interrelated political, economic, financial, and other factors that affect the capital markets generally, the markets on which the securities, commodities, or other assets of the Market Measure are traded, and the market segments of which these assets are a part. Even if the value of the Market Measure increases (or in the case of Bear LIRNs, decreases) after the applicable pricing date, if you are able to sell your LIRNs before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate until the Ending Value is determined. If you sell your LIRNs when the value of the Market Measure is less than, or not sufficiently above the applicable Starting Value (or in the case of Bear LIRNs is more than, or not sufficiently less than the Starting Value), then you may receive less than the Original Offering Price of your LIRNs. In general, the market value of LIRNs will decrease as the value of the Market Measure decreases, and increase as the value of the Market Measure increases, and the reverse will be the case for Bear LIRNs. However, as the value of the Market Measure increases or decreases, the market value of LIRNs is not expected to increase or decrease at the same rate. In addition, if your LIRNs are Capped LIRNs, the Redemption Amount will not exceed the applicable Capped Value, and we do not expect that the Capped LIRNs will trade in any secondary market above that Capped Value.

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Volatility of the Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. The volatility of the Market Measure during the term of your LIRNs may vary. In addition, an unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of your LIRNs. Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of LIRNs.

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Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect stock markets and commodities markets generally, may affect the value of the Market Measure and the value of the LIRNs. If the Market Measure includes one or more indices or commodities that have returns that are calculated based upon currencies other than the U.S. dollar or prices in one or more non-U.S. markets (a “non-U.S. Market Measure”), the value of your LIRNs may also be affected by similar events in those markets.

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Interest Rates. We expect that changes in interest rates will affect the market value of LIRNs. In general, if U.S. interest rates increase, we expect that the market value of LIRNs will decrease, and conversely, if U.S. interest rates decrease, we expect that the market value of LIRNs will increase. The level of prevailing interest rates also may affect the U.S. economy and any applicable markets outside of the U.S., and, in turn, the value of the Market Measure. If the Market Measure is, or if any components of any Market Measure are, traded in currencies other than the U.S. dollar, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the related Market Measure or any component, and, thus, the market value of the LIRNs may be adversely affected.

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Dividend Yields. In general for equity-based Market Measures, if dividend yields on the securities included in the Market Measure increase, we anticipate that the market value of LIRNs will decrease; conversely, if those dividend yields decrease, we anticipate that the market value of your LIRNs will increase. We expect that the opposite will be the case for Bear LIRNs.

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Exchange Rate Movements and Volatility. Foreign currency exchange rates represent the number of units of one currency (an “underlying currency”) for which one unit of another currency can be exchanged (a “base currency”). An exchange rate increases when the value of an underlying currency decreases relative to the applicable base currency, and decreases when the value of the underlying currency increases relative to that base currency. If the Market Measure of your LIRNs includes any non-U.S. Market Measure, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the value of your LIRNs, and the Redemption Amount may depend in part on the relevant exchange rates.

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Relationship Between Exchange Rates and the Market Measure. The correlation between the relevant currency exchange rate and any applicable non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Market Measure. If the Market Measure of your LIRNs includes a non-U.S. Market Measure, changes in these correlations may have a negative impact on the value of your LIRNs.

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Time to Maturity. As the time remaining to maturity of your LIRNs decreases, we anticipate that your LIRNs may have a market value that may be different from that which would be expected based on the levels of market interest rates and the value of the Market Measure. This difference will reflect a time premium or discount due to expectations concerning the Market Measure during the period before the applicable maturity date. In general, as the time remaining to maturity decreases, the value of LIRNs will approach the amount that would be payable at maturity based on the then-current value of the Market Measure.

Our purchases and sales, and those of the agents, may affect your return. We, the agents, and our respective affiliates may from time to time buy or sell the Market Measures, the components of Market Measures, or futures or options contracts on Market Measures or components of the Market Measures for our own or their own accounts for business reasons. We also expect to enter into these transactions in connection with hedging our obligations under LIRNs. These transactions could affect the value of these components and, in turn, the value of a Market Measure in a manner that could be adverse to your investment in LIRNs. Any purchases or sales by us, the agents, and our respective affiliates or others on our or their behalf on or before the applicable pricing date may temporarily increase or decrease the value of a Market Measure or components of a Market Measure. Consequently, the values of such Market Measure or components of such Market Measure may change subsequent to the pricing date of an issue of LIRNs, affecting the value of the Market Measure and therefore the market value of LIRNs.

Our trading and hedging activities, and those of the agents, may create conflicts of interest with you. We, the agents, and our respective affiliates may engage in trading activities related to the Market Measure and the securities, commodities, or other assets represented by the Market Measure that are not for your account or on your behalf. We, the agents, and our respective affiliates from time to time may buy or sell the securities, commodities, or other assets represented by the Market Measure or related futures or options contracts for our own or their own accounts, for business reasons, or in connection with hedging our obligations under LIRNs. We, the agents, and our respective affiliates also may issue or underwrite other financial instruments with returns based upon the applicable Market Measure. These trading and underwriting activities could affect the Market Measure in a manner that would be adverse to your investment in LIRNs.

We expect to enter into arrangements to hedge the market risks associated with our obligation to pay the Redemption Amount due on the maturity date. We may seek competitive terms in entering into the hedging arrangements for LIRNs, but are not required to do so. We may enter into such hedging arrangements with one or more of our subsidiaries or affiliates, or with one or more of the agents or their affiliates. Such a party may enter into additional hedging transactions with other parties relating to the LIRNs and the applicable Market Measure. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss.

These hedging transactions may be entered into on or prior to each pricing date, in order to hedge some or all of our anticipated obligations under LIRNs. These activities could increase (or in the case of Bear LIRNs, decrease) the value of the Market Measure on the applicable pricing date.

In addition, from time to time during the term of each series of LIRNs and in connection with the determination of the Ending Value, we, the agents, and our respective affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions. We, the agents, and our respective affiliates also may enter into hedging transactions relating to other notes or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular series of LIRNs. We, the agents, and our respective affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of LIRNs increases or decreases. However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading and hedging activities may present a conflict of interest between your interest in LIRNs and the interests we, the agents, and our respective affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the Market Measure or secondary trading in your LIRNs, could be adverse to your interests as a beneficial owner of LIRNs.

Our hedging activities, and those of the agents, may affect your return at maturity and the market value of LIRNs. We, the agents, and our respective affiliates may engage in hedging activities that may affect the value of the Market Measure. Accordingly, these hedging activities may increase or decrease the market value of your LIRNs during the Maturity Valuation Period or on the applicable calculation day and the applicable Redemption Amount. In addition, we, the agents, and our respective affiliates may purchase or otherwise acquire a long or short position in LIRNs. We, the agents, and our respective affiliates may hold or resell LIRNs. For example, the agents may enter into these transactions in connection with any market making activities in which they engage. Although we have no reason to believe that any of those activities will have a material impact on the value of the Market Measure, we cannot assure you that these activities will not affect the value of the Market Measure and the market value of your LIRNs prior to maturity or the Redemption Amount.

There may be potential conflicts of interest involving the calculation agent. We may appoint and remove the calculation agent. We may be the calculation agent or act as joint calculation agent for LIRNs and, as such, will determine the Starting Value, the Ending Value and the Redemption Amount. Under some circumstances, these duties could result in a conflict of interest between our status as issuer and our responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a “Market Disruption Event” has occurred, or in connection with judgments that the calculation agent would be required to make if the publication of an index is discontinued. See the sections entitled “Description of LIRNs—Market Disruption Events,” “—Adjustments to a Market Measure,” and “—Discontinuance of a Market Measure.” The calculation agent will be required to carry out its duties in good faith and using its reasonable judgment. However, because we may serve as the calculation agent, potential conflicts of interest could arise.

In addition, we may appoint MLPF&S or one of its affiliates to act as the calculation agent or as joint calculation agent for LIRNs. As the calculation agent or joint calculation agent, MLPF&S or one of its affiliates will have discretion in making various determinations that affect your LIRNs. The exercise of this discretion by the calculation agent could adversely affect the value of your LIRNs and may present the calculation agent with a conflict of interest of the kind described under “—Our trading and hedging activities, and those of the agents, may create conflicts of interest with you” and “—Our hedging activities, and those of the agents, may affect your return at maturity and the market value of LIRNs” above.

Significant aspects of the U.S. federal income tax treatment of the LIRNs are uncertain. The U.S. federal income tax treatment of the LIRNs is uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the U.S. federal income tax treatment of the LIRNs, and the Internal Revenue Service or a court may not agree with the U.S. federal income tax treatment described in this product supplement.

On December 7, 2007, the Internal Revenue Service has issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the LIRNs even though that holder will not receive any payments with respect to the LIRNs until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the LIRNs could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. Similarly, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as the LIRNs after the bill was enacted to accrue interest income on a current basis. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your LIRNs.

For a more complete discussion of the U.S. federal income tax consequences of an investment in the LIRNs please see “U.S. Federal Income Tax Summary” in this product supplement. For a discussion of the U.S. federal income tax consequences of investing in any specific offering of LIRNs, please review the section of the applicable term sheet titled “Certain U.S. Federal Income Taxation Considerations.” You should consult your tax advisor about your own tax situation.

Risks Relating to Equity-Based Market Measures

If the Market Measure to which your LIRNs are linked is equity-based, you will have no rights as a securityholder, you will have no rights to receive any of the securities represented by the Market Measure, and you will not be entitled to dividends or other distributions by the issuers of these securities. LIRNs are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Investing in LIRNs will not make you a holder of any of the securities represented by the Market Measure. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those securities. As a result, the return on your LIRNs may not reflect the return you would realize if you actually owned those securities and received the dividends paid or other distributions made in connection with them. This is because the calculation agent will calculate the Redemption Amount by reference to the Ending Value and the Threshold Value. Additionally, the values of certain equity-based indices reflect only the prices of the common stocks included in the Market Measure or its components and do not take into consideration the value of dividends paid on those stocks. Your LIRNs will be paid in cash and you have no right to receive delivery of any of these securities.

If the Market Measure to which your LIRNs are linked includes stocks traded on foreign exchanges, your return may be affected by factors affecting international securities markets. The value of equity-based Market Measures that include stocks traded on foreign exchanges is computed by reference to the sales prices of those stocks as reported by the exchange on which these stocks are listed or admitted to trade. Therefore, the return on your LIRNs will be affected by factors affecting the value of securities in the relevant non-U.S. markets. The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. Additionally, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. Moreover, the relevant foreign economies may differ favorably or unfavorably from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

Unless otherwise set forth in the applicable term sheet, we and the agents do not control any company included in any equity-based Market Measure and are not responsible for any disclosure made by any other company. We, the agents, or our respective affiliates currently, or in the future, may engage in business with companies represented by an equity-based Market Measure, and we, the agents, or our respective affiliates may from time to time own shares of companies included in an equity-based Market Measure. However, none of us, the agents, or any of our respective affiliates have the ability to control the actions of any of these companies or assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our respective affiliates are represented by that Market Measure. In addition, unless otherwise set forth in the applicable term sheet, neither we, the agents nor any of our respective affiliates are responsible for the calculation of any index represented by a Market Measure. You should make your own investigation into the Market Measure and the companies represented by the applicable constituent securities.

Unless otherwise set forth in the applicable term sheet, none of the Market Measure Publishers, their affiliates, nor any companies included in the Market Measure will be involved in any offering of LIRNs or will have any obligation of any sort with respect to LIRNs. As a result, none of those companies will have any obligation to take your interests as holders of LIRNs into consideration for any reason, including taking any corporate actions that might affect the value of the securities represented by the Market Measure or the value of LIRNs.

Our business activities and those of the agents relating to the companies represented by an equity-based Market Measure may create conflicts of interest with you. We, the agents, and our respective affiliates at the time of any offering of LIRNs or in the future, may engage in business with the companies represented by an equity-based Market Measure, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors. In connection with these activities, any of these entities may receive information about those companies that we will not divulge to you or other third parties. We, the agents, and our respective affiliates have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your LIRNs. Any of these activities may affect the market value of your LIRNs. None of us, the agents, or our respective affiliates make any representation to any purchasers of the LIRNs regarding any matters whatsoever relating to the issuers of the stocks included in an equity-based Market Measure. Any prospective purchaser of the LIRNs should undertake an independent investigation of the companies included in an equity-based Market Measure as in its judgment is appropriate to make an informed decision regarding an investment in the LIRNs. The composition of those companies does not reflect any investment recommendations from us, the agents, or our respective affiliates.

Risks Relating to Commodity-Based Market Measures

If the Market Measure to which your LIRNs are linked is commodity-based, ownership of LIRNs will not entitle you to any rights with respect to any futures contracts or commodities included in or tracked by the Market Measure. If the Market Measure to which your LIRNs are linked is commodity-based, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the commodities or commodity futures included in such Market Measure. We will not invest in any of the commodities or commodity futures contracts included in such Market Measure on behalf or for the benefit of holders of LIRNs.

The prices of commodities included in a commodity-based Market Measure may change unpredictably, affecting the value of your LIRNs in unforeseeable ways. Trading in commodities is speculative and can be extremely volatile. Market prices of the commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates. These factors may affect the value of a commodity-based Market Measure and the value of LIRNs in varying ways, and different factors may cause the value of the commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. Additionally, certain commodity-based Market Measures may be concentrated in only a few, or even a single industry (e.g., energy). These Market Measures are likely to be more volatile than those comprised of a variety of commodities.

With respect to a commodity-based Market Measure, suspension or disruptions of market trading in the applicable commodities and related futures markets may adversely affect the value of LIRNs. The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. There can be no assurance that any such disruption or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) will not have an adverse affect on the value of or trading in the Market Measure, or the manner in which it is calculated, and therefore, the value of LIRNs.

LIRNs linked to a commodity-based Market Measure will not be regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”). Unlike an investment in LIRNs linked to a commodity-based Market Measure, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”). Because LIRNs linked to a commodity-based Market Measure will not be interests in a commodity pool, such LIRNs will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. LIRNs linked to a commodity-based Market Measure will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A commodity-based Market Measure may include futures contracts on foreign exchanges that are less regulated than U.S. markets. A commodity-based Market Measure may include futures contracts on physical commodities on exchanges located outside the U.S. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Market Measure.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet or index supplement may set forth additional risk factors as to the Market Measure that you should review prior to purchasing LIRNs.

USE OF PROCEEDS

We will use the net proceeds we receive from each sale of LIRNs for the purposes described in the prospectus supplement under “Use of Proceeds and Hedging.” In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under LIRNs.

DESCRIPTION OF LIRNs

General

Each series of LIRNs will be part of a series of medium-term notes entitled “Global Medium-Term Notes, Series A” that will be issued under the senior indenture, as amended and supplemented from time to time. The senior indenture is described more fully in the prospectus and prospectus supplement. The following description of LIRNs supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of Medium-Term Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. These documents should be read in connection with the applicable term sheet.

The aggregate principal amount of each series of LIRNs will be set forth in the applicable term sheet. The LIRNs will mature on the date set forth in the applicable term sheet.

We will not pay interest on LIRNs.

LIRNs are not principal protected.

Prior to the applicable maturity date, LIRNs are not redeemable by us or repayable at the option of any holder. LIRNs are not subject to any sinking fund.

We will issue LIRNs in the denominations of whole units, each with a specified Original Offering Price. The CUSIP number for each series of LIRNs will be set forth in the applicable term sheet. You may transfer LIRNs only in whole units.

Payment at Maturity

At maturity, subject to our credit risk as issuer of LIRNs, and unless the applicable term sheet provides otherwise, you will receive a Redemption Amount per unit of LIRNs that you hold, denominated in U.S. dollars. In no event will the Redemption Amount be less than zero. The Redemption Amount will be calculated as follows:

•	If the Ending Value is greater than the Starting Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price × Participation Rate ×	[	Ending Value – Starting Value Starting Value	]	)

If provided for in the applicable term sheet, your LIRNs may be Capped LIRNs, in which case, the Redemption Amount will not exceed a Capped Value determined on the pricing date and set forth in the applicable term sheet.

•	If the Ending Value is equal to or less than the Starting Value but is equal to or greater than the Threshold Value, then the Redemption Amount will equal the Original Offering Price.

•	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price –	(	Original Offering Price ×	[	Threshold Value – Ending Value Starting Value	]	× Downside Leverage Factor	)

In the case of Bear LIRNs, the Redemption Amount will be calculated as follows:

•	If the Ending Value is less than the Starting Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price × Participation Rate ×	[	Ending Value – Starting Value Starting Value	]	)

•	If the Ending Value is equal to or greater than the Starting Value but is equal to or less than the Threshold Value, then the Redemption Amount will equal the Original Offering Price.

•	If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price –	(	Original Offering Price ×	[	Ending Value – Threshold Value Starting Value	]	× Upside Leverage Factor	)

The “Threshold Value” is a value of the Market Measure that reflects a specified percentage of the Starting Value (less than or equal to 100% in the case of LIRNs and greater than or equal to 100% in the case of Bear LIRNs). The Threshold Value will be determined on the pricing date and set forth in the applicable term sheet. The Redemption Amount per LIRN will be less than the Original Offering Price if the Ending Value is less than (or, in the case of Bear LIRNs, greater than) the Threshold Value. As a result, if the Threshold Value is equal to 100% of the Starting Value, then the Redemption Amount for LIRNs will be less than the Original Offering Price if there is any decrease (or, in the case of Bear LIRNs, any increase) in the value of the Market Measure from the Starting Value to the Ending Value.

The “Participation Rate” represents the extent to which the upside performance of the LIRNs is affected by the upside performance (or, in the case of Bear LIRNs, the downside performance) of the Market Measure. The Participation Rate may be less than, equal to, or greater than 100%. The Participation Rate applicable to your LIRNs will be set forth in the applicable term sheet. If the applicable term sheet specifies that the Participation Rate is 100%, your participation in any upside performance of the Market Measure (or, in the case of Bear LIRNs, the downside performance) will not be leveraged.

The “Downside Leverage Factor” (or, in the case of Bear LIRNs, the “Upside Leverage Factor”) represents the extent to which the downside performance of the LIRNs is affected by the downside performance (or, in the case of Bear LIRNs, the upside performance) of the Market Measure beyond the Threshold Value, and will be set forth in the applicable term sheet. The Downside Leverage Factor (or, in the case of Bear LIRNs, the Upside Leverage Factor) may equal 100%, in which case the downside (or, in the case of Bear LIRNs, the upside) will be unleveraged. Depending on the Downside Leverage Factor (or, in the case of Bear LIRNs, the Upside Leverage Factor), you may lose all or a substantial portion of the amount that you invested to purchase LIRNs, however, in no event will you lose more than your initial investment.

The Starting Value and the Ending Value

Starting Value—Equity-Based Market Measures

If the Market Measure to which your LIRNs are linked is equity-based, unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the closing value of the Market Measure on the pricing date, as determined by the calculation agent.

Starting Value—Commodity-Based Market Measures

If the Market Measure to which your LIRNs are linked is commodity-based, unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the closing value of the Market Measure on the pricing date, as determined by the calculation agent, provided that if a Market Disruption Event occurs on that date, the Starting Value will be determined according to the Starting Value Commodity-Based Market Measure Disruption Calculation (as described below). See “—Market Disruption Events—Commodity-Based Market Measures.”

Starting Value—Basket Market Measures

If the Market Measure consists of a Basket, the “Starting Value” will be equal to 100. See “—Basket Market Measures.”

Ending Value—Equity-Based Market Measures

If the Market Measure to which your LIRNs are linked is equity-based, unless otherwise specified in the applicable term sheet, the “Ending Value” will be determined by the calculation agent and will equal the average of the closing values of the Market Measure determined on each of a certain number of calculation days, which may be one or more, during the Maturity Valuation Period. The timing and exact number of calculation days in the Maturity Valuation Period will be set forth in the applicable term sheet.

A “calculation day” means any Market Measure Business Day during the Maturity Valuation Period on which a Market Disruption Event has not occurred.

The “Maturity Valuation Period” means the period shortly before the maturity date, the timing and length of which will be set forth in the applicable term sheet.

Unless otherwise specified in the applicable term sheet, a “Market Measure Business Day” means a day on which (1) the NYSE and NASDAQ, or their successors, are open for trading and (2) the Market Measure or any successor thereto is calculated and published.

If (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the closing value of the Market Measure for such non-calculation day, and as a result, the Ending Value, as follows:

•

The closing value of the Market Measure for the applicable non-calculation day will be deemed to be the closing value of the Market Measure for the next calculation day that occurs during the Maturity Valuation Period. For example, if the first and second scheduled calculation days during the Maturity Valuation Period are non-calculation days, then the closing value of the Market Measure for the next calculation day will also be deemed to be the closing value for the Market Measure on the first and second scheduled calculation days during the Maturity Valuation Period. If no further calculation days occur after a non-calculation day, then the closing value of the Market Measure for such non-calculation day, and each following non-calculation day during the Maturity Valuation Period will be determined (or, if not determinable, estimated) by the calculation agent on the last scheduled calculation day in the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day, in a manner which the calculation agent considers commercially reasonable under the circumstances; or

•

If every scheduled calculation day during the Maturity Valuation Period is a non-calculation day, then the Ending Value will equal the closing value of the Market Measure determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on the last scheduled calculation day during the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day.

See “—Market Disruption Events—Equity-Based Market Measures.”

Ending Value—Commodity-Based Market Measures

If the Market Measure to which your LIRNs are linked is commodity-based, unless otherwise specified in the applicable term sheet, the “Ending Value” will equal the closing value of the Market Measure on a specified calculation day, as determined by the calculation agent, provided that if a Market Disruption Event occurs on that date, then the Market Measure value used to calculate the Ending Value will be determined according to the Ending Value Commodity-Based Market Measure Disruption Calculation (as described below). If the calculation agent determines that the scheduled calculation day is not a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise, the Ending Value will equal the closing value of the Market Measure on the next Market Measure Business Day, provided that if a Market Disruption Event occurs on that date, then the Market Measure value used to calculate the Ending Value will be determined according to the Ending Value Commodity-Based Market Measure Disruption Calculation described below. If no such days occur prior to the second scheduled Market Measure Business Day before the maturity date of the LIRNs, the Ending Value will be determined (or, if not determinable, estimated) by the calculation agent on the second scheduled Market Measure Business Day before the maturity date of the LIRNs in a manner which the calculation agent considers commercially reasonable under the circumstances.

For LIRNs linked to a commodity-based Market Measure, in the event a Market Disruption Event occurs on the calculation day, the Ending Value will be determined by the calculation agent using the following “Ending Value Commodity-Based Market Measure Disruption Calculation”:

(1)	With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is not affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price of each such contract on the calculation day.

(2)	With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price of each such contract on the first Market Measure Business Day following the calculation day on which no Market Disruption Event occurs with respect to such contract. In the event that a Market Disruption Event occurs with respect to any commodity or futures contract, the value of which is tracked by the Market Measure, on the calculation day and on each day to and including the second scheduled Market Measure Business Day prior to maturity, the price of such contract used to determine the closing value will be estimated by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances.

(3)	The calculation agent will determine the closing value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Market Measure. The exchange on which a commodity or futures contract, the value of which is tracked by the Market Measure, is traded for purposes of the foregoing definition means the exchange used to value such contract for the calculation of the Market Measure.

Ending Value—Equity-Based Basket Market Measures

Unless otherwise set forth in the applicable term sheet, if, for any equity-based Market Measure component (an “Affected Equity Component”), (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the closing value of the Market Measure components for such non-calculation day, and as a result, the Ending Value, as follows:

•	The closing value of each Market Measure component that is not an Affected Equity Component will be its closing value on such non-calculation day.

•

The closing value of each Market Measure component that is an Affected Equity Component for the applicable non-calculation day will be deemed to be the closing value of the Market Measure component for the next calculation day that occurs during the Maturity Valuation Period. For example, if the first and second scheduled calculation days during the Maturity Valuation Period are non-calculation days, then the closing value of the Market Measure component for the next calculation day will also be deemed to be the closing value for the Market Measure component on the first and second scheduled calculation days during the Maturity Valuation Period. If no further calculation days occur after a non-calculation day, then the closing value of the Market Measure component for such non-calculation day, and each following non-calculation day during the Maturity Valuation Period will be determined (or, if not determinable, estimated) by the calculation agent on the last scheduled calculation day in the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day, in a manner which the calculation agent considers commercially reasonable under the circumstances.

•

If every scheduled calculation day during the Maturity Valuation Period is a non-calculation day, then the closing value of the Affected Equity Component will equal the closing value of the Market Measure component determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on the last scheduled calculation day during the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day.

Other Market Measures

If the Market Measure is not equity-based or commodity-based, or is a combination of the two, the applicable term sheet will set forth the manner by which the Starting Value and the Ending Value will be determined.

Market Disruption Events

Equity-Based Market Measures

For equity-based Market Measures, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(A)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of a Market Measure trade as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise Market Measure or any successor market measure; and

(B)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Market Measure as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Market Measure, or any successor market measure.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Market Measure, or any successor market measure, will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the Market Measure, or any successor market measure, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)	if applicable to equity-based Market Measures with component stocks listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Commodity-Based Market Measures

For commodity-based Market Measures, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(1)	a material limitation, suspension, or disruption of trading in one or more Market Measure components which results in a failure by the exchange on which each applicable Market Measure component is traded to report an exchange published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues;

(2)	the exchange published settlement price for any Market Measure component is a “limit price,” which means that the exchange published settlement price for such contract for a day has increased or decreased from the previous day’s exchange published settlement price by the maximum amount permitted under applicable exchange rules;

(3)	failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any Market Measure component;

(4)	a suspension of trading in one or more Market Measure components, for which the trading does not resume at least 10 minutes prior to the scheduled or rescheduled closing time; or

(5)	any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge that we or our affiliates have effected or may effect as to the applicable LIRNs.

For LIRNs linked to a commodity-based Market Measure, in the event a Market Disruption Event occurs on the pricing date, the calculation agent will establish an initial value for the Market Measure (the “Initial Market Measure Value”) and the Starting Value using the following “Starting Value Commodity-Based Market Measure Disruption Calculation”:

(1)	With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is not affected by a Market Disruption Event (an “Unaffected Commodity Component”), both the Initial Market Measure Value and the Starting Value will be based on the exchange published settlement price of such Unaffected Commodity Component on the pricing date.

(2)	With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is affected by a Market Disruption Event (an “Affected Commodity Component”):

a.	The calculation agent will establish the Initial Market Measure Value on the pricing date based on (i) the above-referenced settlement price of each Unaffected Commodity Component and (ii) the last exchange published settlement price for each Affected Commodity Component on the pricing date.

b.	The calculation agent will adjust the Initial Market Measure Value for purposes of determining the Starting Value based on the exchange published settlement price of each Affected Commodity Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to such Affected Commodity Component. In the event that a Market Disruption Event occurs with respect to any Affected Commodity Component on the first and second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the price of such Affected Commodity Component used to determine the Starting Value in a manner that the calculation agent considers commercially reasonable under the circumstances.

c.	The final term sheet will set forth the Initial Market Measure Value, a brief statement of the facts relating to the establishment of the Initial Market Measure Value (including a description of the relevant Market Disruption Event(s)), and the Starting Value.

The calculation agent will determine the Initial Market Measure Value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Market Measure. The exchange on which a commodity or futures contract, the value of which is tracked by the Market Measure, is traded for purposes of the above definition means the exchange used to value such contract for the calculation of the Market Measure.

Other Market Measures

If the Market Measure is not equity-based or commodity-based, or is a combination of the two, the applicable term sheet will set forth the definition of “Market Disruption Event,” and include additional related terms.

Determinations by the Calculation Agent

All determinations made by the calculation agent, absent a determination of a manifest error, will be conclusive for all purposes and binding on us and the holders and beneficial owners of LIRNs.

Adjustments to a Market Measure

If at any time after the applicable pricing date, a Market Measure Publisher makes a material change in the formula for or the method of calculating a Market Measure, or Market Measure component in the case of a Basket, or in any other way materially modifies that Market Measure so that the Market Measure does not, in the opinion of the calculation agent, fairly represent the value of the Market Measure had those changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing value of the Market Measure is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of the applicable Market Measure as if those changes or modifications had not been made, and calculate the closing value with reference to the Market Measure, as so adjusted. Accordingly, if the method of calculating a

Market Measure is modified so that the value of the Market Measure is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust the Market Measure in order to arrive at a value of the Market Measure as if it had not been modified.

Discontinuance of a Market Measure

If after the applicable pricing date, a Market Measure Publisher discontinues publication of a Market Measure to which an issue of LIRNs is linked, or one or more components of a Market Measure in the case of a Basket, and such Market Measure Publisher or another entity publishes a successor or substitute market measure that the calculation agent determines, in its sole discretion, to be comparable to that Market Measure (a “successor market measure”), then, upon the calculation agent’s notification of that determination to the trustee and to us, the calculation agent will substitute the successor market measure as calculated by the relevant Market Measure Publisher or any other entity and calculate the Ending Value as described above under “—Payment at Maturity.” Upon any selection by the calculation agent of a successor market measure, the calculation agent will cause written notice of the selection to be promptly furnished to the trustee, to us, and to the holders of the LIRNs.

In the event that a Market Measure Publisher discontinues publication of a Market Measure and:

•	the calculation agent does not select a successor market measure; or

•	the successor market measure is not published on any of the calculation days or the calculation day, as applicable,

the calculation agent will compute a substitute value for the Market Measure in accordance with the procedures last used to calculate the Market Measure before any discontinuance. If a successor market measure is selected or the calculation agent calculates a value as a substitute for a Market Measure as described below, the successor market measure or value will be used as a substitute for that Market Measure for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

If a Market Measure Publisher discontinues publication of the Market Measure before the Maturity Valuation Period or calculation day, as applicable, and the calculation agent determines that no successor market measure is available at that time, then on each day that would have been a calculation day, until the earlier to occur of:

•	the determination of the Ending Value; and

•	a determination by the calculation agent that a successor market measure is available,

the calculation agent will determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were a calculation day. The calculation agent will make available to holders of the LIRNs information as to each such value; such information may be disseminated by means of Bloomberg, Reuters, a website, or any other means selected by the calculation agent in its reasonable discretion.

Notwithstanding these alternative arrangements, discontinuance of the publication of the specific Market Measure to which your LIRNs are linked may adversely affect trading in the LIRNs.

Basket Market Measures

If the Market Measure to which your LIRNs are linked is a Basket, the Basket Components will be set forth in the applicable term sheet. We will assign each Basket Component an Initial Component Weight so that each Basket Component represents a percentage of the Starting Value of the Basket on the applicable pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet.

Determination of the Component Ratio for Each Basket Component

We will set a fixed factor (the “Component Ratio”) for each Basket Component, based upon the weighting of that Basket Component. The Component Ratio for each Basket Component will be calculated on the pricing date and will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the closing value of that Basket Component on the pricing date.

Each Component Ratio will be rounded to eight decimal places.

Equity-Based Basket Components

Unless otherwise set forth in the applicable term sheet, if a Market Disruption Event occurs on the pricing date as to any equity-based Basket Component, the calculation agent will establish the closing value of that Basket Component on the pricing date (the “Basket Component Closing Value”), and thus its Component Ratio on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to that Basket Component. In the event that a Market Disruption Event occurs with respect to that Basket Component on the pricing date and on each day to and including the second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the Basket Component Closing Value, and thus the applicable Component Ratio, in a manner that the calculation agent considers commercially reasonable under the circumstances. The final term sheet will set forth the Basket Component Closing Value, a brief statement of the facts relating to the establishment of the Basket Component Closing Value (including the applicable Market Disruption Event(s)), and the applicable Component Ratio.

For purposes of determining whether a Market Disruption Event has occurred as to any equity-based Basket Component, “Market Disruption Event” will have the meaning set forth above in “—Market Disruption Events—Equity-Based Market Measures,” provided that references to “Market Measure” will be deemed to be references to “Basket Component.”

Commodity-Based Basket Components

Unless otherwise set forth in the applicable term sheet, if a Market Disruption Event occurs on the pricing date as to any commodity-based Basket Component, the calculation agent will establish an initial value for that Basket Component (the “Initial Basket Component Value”), and thus its Component Ratio, using the following procedures:

(1) With respect to each commodity or futures contract, the value of which is tracked by that Basket Component and which is not affected by a Market Disruption Event (an “Unaffected Basket Component Commodity”), the Initial Basket Component Value, and thus the Component Ratios, will be based on the exchange published settlement price of each such Unaffected Basket Component Commodity on the pricing date.

(2) With respect to each commodity or futures contract, the value of which is tracked by that Basket Component and which is affected by a Market Disruption Event (an “Affected Basket Component Commodity”):

(a) The calculation agent will establish the Initial Basket Component Value, and thus the Component Ratios, on the pricing date based on (1) the above-referenced settlement price of each Unaffected Basket Component Commodity and (2) the last exchange published settlement price for each Affected Basket Component Commodity on the pricing date.

(b) The calculation agent will adjust the Initial Basket Component Value, and thus the Component Ratios, based on the exchange published settlement price of each Affected Basket Component Commodity on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to such Affected Basket Component Commodity. In the event that a Market Disruption Event occurs with respect to any Affected Basket Component Commodity on the first and second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the price of such Affected Basket Component Commodity used to determine the Initial Basket Component Value and the applicable Component Ratio in a manner that the calculation agent considers commercially reasonable under the circumstances.

(c) The final term sheet will set forth the Initial Basket Component Value, a brief statement of the facts relating to the establishment of the Initial Basket Component Value (including a description of the relevant Market Disruption Event(s)) and the applicable Component Ratio.

(3) The calculation agent will determine the Initial Basket Component Value, and thus the Component Ratio, by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Basket Component. The exchange on which a commodity or futures contract, the value of which is tracked by the Basket Component, is traded for purposes of the above definition means the exchange used to value such contract for the calculation of the Basket Component.

For purposes of determining whether a Market Disruption Event has occurred as to any commodity-based Basket Component, “Market Disruption Event” will have the meaning set forth above in “—Market Disruption Events—Commodity-Based Market Measures,” provided that references to “Market Measure” will be deemed to be references to “Basket Component.”

The Component Ratios will be calculated in this way so that the Starting Value of the Basket will equal 100 on the pricing date. The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

Computation of the Basket

The calculation agent will calculate the value of the Basket by summing the products of the closing value for each Basket Component on a calculation day and the Component Ratio applicable to each Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

The following tables are for illustration purposes only, and do not reflect the actual composition, Initial Component Weights, or Component Ratios, which will be set forth in the applicable term sheet.

Example 1: The hypothetical Basket Components are Index ABC and Index XYZ, each weighted equally on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution
Index ABC	50.00%	500.00	0.10000000	50.00
Index XYZ	50.00%	3,500.00	0.01428571	50.00

Starting Value				100.00

Example 2: The hypothetical Basket Components are Index ABC, Index XYZ, and Index RST, with their initial weightings being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution
Index ABC	50.00%	500.00	0.10000000	50.00
Index XYZ	25.00%	2,420.00	0.01033058	25.00
Index RST	25.00%	1,014.00	0.02465483	25.00

Starting Value				100.00

(1)	This column sets forth the hypothetical closing value of each Basket Component on the hypothetical pricing date.
(2)	The hypothetical Component Ratio equals the Initial Component Weight (expressed as a percentage) of the Basket Component multiplied by 100, and then divided by the closing value of that Basket Component Index on the hypothetical pricing date, with the result rounded to eight decimal places.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding LIRNs as described in this product supplement, including determinations regarding the Starting Value, the Ending Value, the Market Measure, the Redemption Amount, any Market Disruption Events, a successor Market Measure, Market Measure Business Days, business days, calculation days, non-calculation days, and calculations related to the discontinuance of any Market Measure. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We may act as the calculation agent, or we may appoint MLPF&S or one of its affiliates to act as the calculation agent for LIRNS. Alternatively, we and MLPF&S or one of its affiliates may act as joint calculation agents for LIRNs. When we refer to a “calculation agent” in this product supplement or in any term sheet, we are referring to the applicable calculation agent or joint calculation agents, as the case may be. We may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Same-Day Settlement and Payment

LIRNs will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of LIRNs in immediately available funds. We will pay the Redemption Amount in immediately available funds so long as the LIRNs are maintained in book-entry form.

Events of Default and Acceleration

Unless otherwise set forth in the applicable term sheet, if an event of default, as defined in the senior indenture, with respect to any series of LIRNs occurs and is continuing, the amount payable to a holder of LIRNs upon any acceleration permitted under the senior indenture will be equal to the Redemption Amount described under the caption “—Payment at Maturity,” determined as if the LIRNs matured on the date of acceleration.

If a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to the issuer, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the amount payable upon default and acceleration as described above. In case of a default in payment of LIRNs, whether at their maturity or upon acceleration, and whether in an insolvency proceeding or otherwise, the LIRNs will not accrue any default or other interest rate.

Listing

If provided for in the applicable term sheet, we may apply to have your LIRNs listed on a securities exchange or quotation system. If approval of such an application is granted, your LIRNs will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your LIRNs will be listed or will remain listed for the entire term of your LIRNs.

SUPPLEMENTAL PLAN OF DISTRIBUTION

MLPF&S and one or more of its affiliates may act as our agents for any offering of the LIRNs. The agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet. Each agent will be a party to the distribution agreement described under the heading “Plan of Distribution” beginning on page S-112 of the accompanying prospectus supplement.

Each agent will receive an underwriting discount or commission that is a percentage of the aggregate Original Offering Price of LIRNs sold through its efforts, which will be set forth in the applicable term sheet. You must have an account with the applicable agent in order to purchase LIRNs.

No agent is acting as your fiduciary or advisor, and you should not rely upon any communication from it in connection with LIRNs as investment advice or a recommendation to purchase any LIRNs. You should make your own investment decision regarding LIRNs after consulting with your legal, tax, and other advisors.

MLPF&S and its affiliates may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet and any applicable index supplement, in market-making transactions for any LIRNs after their initial sale solely for the purpose of providing investors with the description of the terms of LIRNs that were made available to investors in connection with the initial distribution of LIRNs. Secondary market investors should not, and will not be authorized to rely on these documents for information regarding Barclays Bank PLC or for any purpose other than that described in the immediately preceding sentence.

U.S. FEDERAL INCOME TAX SUMMARY

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement. This discussion applies to you only if you hold your LIRNs as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns LIRNs as part of a straddle or a hedging or conversion transaction for tax purposes, or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This discussion does not apply to LIRNs with an underlying Market Measure other than an equity-based Market Measure, a commodity-based Market Measure, or a combination of the two. In addition, this discussion does not apply to Bear LIRNs with an underlying Market Measure that is not a broad-based equity index. The U.S. federal income tax treatment of LIRNs linked to a Market Measure that is not an equity-based Market Measure, a commodity-based Market Measure, or a combination of the two, and of Bear LIRNs with an underlying Market Measure that is not a broad-based equity index will be addressed in the applicable term sheet. Any particular offering of LIRNs may also have features or terms that cause the U.S. federal income tax treatment of such LIRNs to differ materially from the discussion below. If such features are applicable to any particular offering of LIRNs, the applicable term sheet will so state and discuss the U.S. federal income treatment of that offering. Accordingly, you should carefully review the section of the applicable term sheet entitled “Certain U.S. Federal Income Taxation Considerations”.

If a partnership holds LIRNs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding LIRNs should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in LIRNs.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in LIRNs in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

This discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of LIRNs and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL, OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE LIRNS SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE LIRNS ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE LIRNS, INCLUDING THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

In the opinion of our counsel, Sullivan & Cromwell LLP, LIRNs (other than (i) LIRNs that are not Bear LIRNs with a Threshold Value of less than 100% and (ii) Bear LIRNs with a Threshold Value of more than 100%) should be treated, for U.S. federal income tax purposes, as pre-paid forward or executory contracts in respect of the underlying Market Measure. In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat (i) LIRNs that are not Bear LIRNs with a threshold value of less than 100% and (ii) Bear LIRNs with a Threshold Value that exceeds 100% as pre-paid forward or executory contracts in respect of the underlying Market Measure for U.S. federal income tax purposes. The applicable term sheet will specify whether we intend to treat any particular offering of LIRNs as a pre-paid forward contract or as a pre-paid executory contract. The terms of the LIRNs will provide that Barclays Bank PLC and you agree, in the absence of a the absence of a change in law or an administrative or judicial ruling to the contrary, to treat the LIRNs for all U.S. federal income tax purposes in accordance with such characterization. If the LIRNs are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your LIRNs in an amount equal to the difference between the amount you receive at such time and your tax basis in the

LIRNs. In general, your tax basis in your LIRNs will be equal to the price you paid for them. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. If you are an initial purchaser, your holding period will generally begin on the date after the issue date (i.e., the settlement date) for your LIRNs and will generally include the maturity date or the date on which you sell your LIRNs.

The constructive ownership rules of Section 1260 of the Code could possibly apply to LIRNs that have a term in excess of one year and reference a “pass-thru entity” (as defined in Section 1260(c)(2)). Examples of “pass-thru entities” include (but are not limited to) regulated investment companies (e.g., most exchange-traded funds), real estate investment trusts and partnerships. If your LIRNs were subject to Section 1260, any long-term capital gain that you realize upon the sale or maturity of your LIRNs would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased the actual number of interests in the applicable Market Measure referenced by your LIRNs on the date that you purchased your LIRNs and sold those interests on the date of the sale or maturity of the LIRNs. Accordingly, if your LIRNs reference a “pass-thru entity,” you should consult your tax advisor about the potential application of Section 1260 of the Code to such LIRNs.

Alternative Treatments. There is no judicial or administrative authority discussing how your LIRNs should be treated for U.S. federal income tax purposes. Therefore, other treatments would also be possible and the Internal Revenue Service might assert that treatment other than that described above is more appropriate. For example, it would be possible to treat your LIRNs, and the Internal Revenue Service might assert that your LIRNs should be treated, as debt instruments subject to the special tax rules governing contingent debt instruments. If the LIRNs are so treated, you would be required to accrue interest income over the term of your LIRNs based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your LIRNs. You would recognize gain or loss upon the sale, early redemption or maturity of your LIRNs in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your LIRNs. In general, your adjusted basis in your LIRNs would be equal to the amount you paid for your LIRNs, increased by the amount of interest you previously accrued with respect to your LIRNs. Any gain you recognize upon the sale, early redemption or maturity of your LIRNs would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your LIRNs, and thereafter, would be capital loss.

If your LIRNs were treated as contingent debt instruments and you purchase your LIRNs in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the LIRNs, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus supplement but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your LIRNs in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

Similarly, if the LIRNs have a term of one year or less, it is possible that the LIRNs could be treated as short-term contingent debt instruments. There is no statutory, judicial, or administrative authority that governs how short-term contingent debt should be treated for U.S. federal income tax purposes, and you should accordingly consult your tax advisor about this potential alternative treatment of the LIRNs.

If the applicable Market Measure is wholly or partially defined by reference to a commodity futures contract or an index that tracks the value of commodity futures contracts, it is possible that the Internal Revenue Service could assert that Section 1256 of the Code should apply to your LIRNs or a portion of your LIRNs. If Section 1256 of the Code were to apply to your LIRNs, gain or loss recognized with respect to your LIRNs (or the relevant portion of your LIRNs) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the LIRNs. You would also be required to mark your LIRNs (or a portion of your LIRNs) to market at the end of each year (i.e., recognize gain or loss as if the LIRNs or the relevant portion of the LIRNs had been sold for fair market value). Additionally, if the applicable Market Measure is wholly or partially defined by reference to one or more precious or industrial metals (or an index that includes precious or industrial metals), it is also possible that the Internal Revenue Service could assert that your LIRNs should be treated as wholly or partially giving rise to “collectibles” gain or loss if you hold your LIRNs for more than one year, although we do not think such a treatment would be appropriate in this case because a sale or exchange of such LIRNs is not a sale or exchange of a collectible but is rather a sale or exchange of a forward or executory contract that reflects the value of a collectible. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.

Further, it is possible that the Internal Revenue Service could assert that your holding period in respect of your LIRNs should end on the date on which the amount you are entitled to receive upon the maturity of your LIRNs is determined, even though you will not receive any amounts from the issuer in respect of your LIRNs prior to the maturity of your LIRNs. In such case, if the date on which the amount you are entitled to receive upon the maturity of your LIRNs is determined before the date on which your holding period exceeds one year, you may be treated as having a holding period in respect of your LIRNs that is less than one year even if you receive cash upon the redemption or maturity of your LIRNs at a time that is more than one year after the beginning of your holding period.

Because of the absence of authority regarding the appropriate tax characterization of your LIRNs, other alternative treatments are also possible. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the components of the underlying Market Measure, (ii) you should be required to recognize taxable gain upon a rollover or rebalancing, if any, of the components of the Market Measure, or (iii) any gain or loss that you recognize upon the maturity of the LIRNs should be treated as ordinary gain or loss. There may also be a risk that the Internal Revenue Service could assert that Bear LIRNs should not give rise to long-term capital gain or loss because Bear LIRNs offer exposure to a short investment strategy. You should consult your tax advisor as to the tax consequences of these and other possible alternative characterizations of your LIRNs for U.S. federal income tax purposes. For a further discussion of the tax treatment of the LIRNs as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement.

On December 7, 2007, the Internal Revenue Service has released a notice that may affect the taxation of holders of the LIRNs. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the LIRNs should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the LIRNs will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Barclays Bank PLC intends to treat the LIRNs for U.S. federal income tax purposes in accordance with the treatment described in this product supplement (as potentially modified by the applicable term sheet) unless and until such time as the Treasury and Internal Revenue Service determine that some other treatment is more appropriate. Similarly, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as the LIRNs after the bill was enacted to accrue interest income on a current basis. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your LIRNs.

Recently Enacted Legislation. Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your LIRNs), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of LIRNs.

Medicare Tax. For taxable years beginning after December 31, 2012, a U.S. person that is an individual, estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its net gains from the sale or maturity of the LIRNs, unless such net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the LIRNs.

Information Reporting and Backup Withholding. Please see the discussion under “Certain U.S. Federal Income Tax Considerations – Information Reporting and Backup Withholding” in the accompanying prospectus supplement for a description of the applicability of the information reporting and backup withholding rules to payments made on your LIRNs.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to ERISA (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the LIRNs. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we, the agents, and certain of our respective subsidiaries and affiliates, may be each considered a party in interest (within the meaning of ERISA) or a disqualified person (within the meaning of the Code) with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the LIRNs are acquired by or with the assets of a Plan with respect to which we or any of our affiliates is a party in interest, unless the LIRNs are acquired under an exemption from the prohibited transaction rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Under ERISA and various PTCEs issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the LIRNs. Those exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), PTCE 84-14 (for certain transactions determined by independent qualified asset managers), and the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”).

Because we may be considered a party in interest with respect to many Plans, LIRNs may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan, unless such purchase, holding, or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of LIRNs will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the LIRNs that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such LIRNs on behalf of or with plan assets of any Plan or with any assets of a governmental, church, or foreign plan that is subject to any federal, state, local, or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding, and disposition are eligible for exemptive relief or such purchase, holding, and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign plan, any substantially similar federal, state, local, or foreign law).

Further, any person acquiring or holding the securities on behalf of any plan or with any plan assets shall be deemed to represent on behalf of itself and such plan that (x) the plan is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA in connection with the transaction or any redemption of the securities, (y) neither Barclays Bank PLC, MLPF&S, or any other placement agent, nor any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice (as defined above) or otherwise acts in a fiduciary capacity with respect to the assets of the plan within the meaning of ERISA and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith.

The fiduciary investment considerations summarized above generally apply to employee benefit plans maintained by private-sector employers and to individual retirement accounts and other arrangements subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The fiduciaries of plans subject to similar laws should also consider the foregoing issues in general terms as well as any further issues arising under the applicable similar laws.

Purchasers of LIRNs have exclusive responsibility for ensuring that their purchase, holding, and disposition of LIRNs do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Plans and other benefit plan investors such as governmental, church, and foreign plans and should not be construed as legal advice or a legal opinion. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing LIRNs on behalf of or with “plan assets” of any Plan or other benefit plan investor consult with their legal counsel prior to directing any such purchase.